                                                                               .
                                                                               .
                                                                               .
                                                                      EXHIBIT B

====================================================================================================================================
 COMMERCIAL PAPER                           TOTAL CAPACITY             AVAILABLE         OUTSTANDING              WTD RATE
------------------------------------------------------------------------------------------------------------------------------------
 CNP                                        1,500,000,000                   -                  -                   0.00000%
------------------------------------------------------------------------------------------------------------------------------------
 CE Resources Corp.                           347,453,350               453,350                -                   0.00000%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL                                      1,847,453,350                   -                  -                   0.00000%
====================================================================================================================================

====================================================================================================================================
                                               PRIOR DAY                INCREASE            TODAY'S
 BANK LOANS                                   OUTSTANDING                (REPAY)          OUTSTANDING              WTD RATE
------------------------------------------------------------------------------------------------------------------------------------
 CNP
------------------------------------------------------------------------------------------------------------------------------------
 Term          Mat 01/17/03                 2,350,000,000                             2,350,000,000                5.92188%
------------------------------------------------------------------------------------------------------------------------------------
 Revolver      Mat 01/17/03                 1,500,000,000                   -         1,500,000,000                5.42188%
------------------------------------------------------------------------------------------------------------------------------------
 CNP TOTAL                                  3,850,000,000                             3,850,000,000                5.72707%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 CE Resources
    Corp.      Mat.01/08/03                   150,000,000                   -           150,000,000                1.67500%
------------------------------------------------------------------------------------------------------------------------------------
               Mat 01/13/03                   197,000,000                   -           197,000,000                1.65500%
------------------------------------------------------------------------------------------------------------------------------------
 CERC TOTAL                                   347,000,000                   -           347,000,000                1.66365%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------